SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

ACI WORLDWIDE, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ACI Worldwide, Inc.Important Notice Regarding the Availability of Proxy MaterialsP.O. BOX 8016, CARY, NC 27512-9903 Stockholders Meeting to be held onJune 1, 2022For Stockholders of record as of April 8, 2022This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. This is not a ballot. You cannot use this notice to vote your shares. We encourage you to access and review all of the important information contained in the proxy materials before voting.To view the proxy materials, and to obtain directions to attend the meeting, go to: www.proxydocs.com/ACIWTo vote your proxy while visiting this site, you will need the 12 digit control number in the box below.Under United States Securities and Exchange Commission rules, proxy materials do not have to be delivered in paper. Proxy materials can be distributed by making them available on the Internet.For a convenient way to view proxy materials and VOTE go to www.proxydocs.com/ACIWHave the 12 digit control number located in the shaded box above available when you access the website and follow the instructions.If you want to receive a paper or e-mail copy of the proxy material, you must request one. There is no charge to you for requesting a copy. In order to receive a paper package in time for this year's meeting, you must make this request on or before May 20, 2022.To order paper materials, use one of the following methods.INTERNET TELEPHONE * E-MAIL www.investorelections.com/ACIW (866) 648-8133 paper@investorelections.comWhen requesting via the Internet or telephone you will need the 12 digit * If requesting material by e-mail, please send a blanke-mail with the 12 digit control number (located above) control number located in the shaded box above. in the subject line. No other requests, instructions OR other inquiries should be included with your e-mail requesting material.ACI Worldwide, Inc.Meeting Type: Annual Meeting of Stockholders Date: Wednesday, June 1, 2022 Time: 10:00 AM, Eastern TimePlace: Annual Meeting to be held live via the Internet - please visit www.proxydocs.com/ACIW for more detailsYou must register to attend the meeting online and/or participate at www.proxydocs.com/ACIWSEE REVERSE FOR FULL AGENDA

ACI Worldwide, Inc.Annual Meeting of StockholdersTHE BOARD OF DIRECTORS RECOMMENDS A VOTE: FOR ON PROPOSALS 1, 2 AND 3PROPOSAL1. Election of Directors1.01 Odilon Almeida1.02 Charles K. Bobrinskoy1.03 Janet O. Estep1.04 James C. Hale III1.05 Mary P. Harman1.06 Didier R. Lamouche1.07 Charles E. Peters, Jr.1.08 Adalio T. Sanchez1.09 Thomas W. Warsop III1.10 Samir M. Zabaneh2. To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2022;3. To conduct an advisory vote to approve named executive officer compensation; and4. To transact such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.